Exhibit 2.1

MERGER AGREEMENT

MERGER AGREEMENT dated February 7, 2006 by and among UNITY WIRELESS CORPORATION, a Delaware corporation having its Canada office at 438 Fraser Park Drive, Burnaby, BC Canada V5J 5B9 and its US office at 1313 East Maple Street, Suite 415, Bellingham Washington 98225 ("Unity Wireless"), UNITY WIRELESS MICROWAVE SYSTEMS LTD., an Israeli corporation (“NewCo”), and AVANTRY LTD., having its principal office at New Industrial Park, Building 7, Yokneam Illit 20962 Israel (“Avantry” or the “Company”).

 W I T N E S S E T H:

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.

The Merger.

(a)

 At the Effective Time (as defined in below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Israeli Companies Law 5759 1999 (the “Companies Law”), Avantry (as the target company (Chevrat Ha’Yaad) in the Merger) shall be merged with and into NewCo (as the absorbing company (HaChevra Ha’Koletet) in the Merger) (the “Merger”), the separate corporate existence of Avantry shall cease and NewCo (i) shall continue as the surviving company, and (ii) shall succeed to and assume all of the rights, properties and obligations of Avantry in accordance with the Companies Law.

(b)

Merger Consideration.

(i)

Subject to the terms and conditions of this Agreement and in consideration of the transactions contemplated hereby, if a Merger is effected, then all Ordinary Shares, par value NIS .10, and all Series A Preferred Shares, par value NIS .10, of Avantry issued and outstanding immediately prior to the Closing Date, and any other share, warrant, option, convertible note and any other security of Avantry then issued and outstanding (collectively, the “Avantry Shares”), shall entitle the holders thereof in the aggregate to the following consideration (the “Merger Consideration”):

(1)

convertible promissory notes of Unity Wireless (the “Notes”) in the aggregate principal amount of $1,750,000 and in the form of Exhibit 1(b) (all dollar amounts in this Agreement are in US currency); and

(2)

warrants to purchase an aggregate of 600,000 shares of common stock at an exercise price of $.40 a share (the “Warrants”) in the form of Exhibit 1(b) (ii).

(c)

The Notes and the Warrants shall be allocated among the shareholders of Avantry, according to the distribution list attached hereto as Exhibit 1(c) (the “Distribution List”). Each shareholder of Avantry who receives any allocation of Notes and Warrants is referred to in this Agreement as a Shareholder, and all such shareholders are referred to collectively as the “Shareholders.”

(d)

At the Effective Time (as defined below):

(i)

NewCo will issue the Merger Share Consideration to the holders of the Avantry Shares in accordance with the Distribution List,

(ii)

the holders of the Avantry Shares will deliver to NewCo their share certificates and warrants for cancellation, provided, however, that in the event that any share certificate or warrant held by any holder of Avantry Shares shall have been lost, stolen or destroyed, or was never issued, the holder of such lost, stolen, destroyed, or unissued share certificate or warrant shall make an affidavit of that fact; The parties hereby acknowledge that share certificates for the Series A Preferred Shares of Avantry to be issued to the Shareholders upon conversion of the loan under the Shareholders Loan Agreement (as defined below) immediately prior to the Closing shall not be issued by the Company; and/or

(iii)

by virtue of the Merger and without any action on the part of NewCo, Avantry or the holders of the Avantry Shares, all the Avantry Shares (including all the certificates representing such Avantry Shares and the Series A Preferred Shares otherwise issuable on conversion of the aforesaid loan and for which certificates will not be issued as aforesaid) will be ipso facto revoked and canceled.

2.

 [omitted]

3.

Closing; Contingent Sale of Assets.

(a)

The Closing shall take place at 10:00 A.M., local time, at the offices of Oscar D. Folger, 521 Fifth Avenue, 24th Floor, New York, New York 10175, or such other time and place as the parties may agree upon, no later than two business days after the later to occur of (i) the satisfaction or waiver of the conditions set forth in sections 10 and 11 hereof, or (ii) the 51st day after the delivery of the Merger Proposal (as defined in Section 6 hereof) to the office of the Registrar of Companies of the State of Israel (the “Registrar of Companies”), or at such other time, date and location as the parties hereto shall mutually agree (the “Closing” and the “Closing Date”, respectively).

(b)

In the event that for whatever reason the Merger will not or cannot be consummated by the close of business on April 15, 2006 but all other conditions set forth in Section 10 and 11 have been satisfied or waived by such date, then no later than April 30, 2006, Avantry shall sell all of its assets, business activities, obligations and all other liabilities (but only to the extent consistent with the representations and warranties of Avantry in this Agreement), to Unity Wireless for the same aggregate consideration set forth above. Such sale of assets (the “Sale of Assets”) shall be made on terms and conditions consistent to the maximum extent possible to the legal relationships that would have obtained had the Merger been consummated hereunder, and all representations and warranties set forth herein shall be deemed to have been made in respect of such Sale of Assets transaction instead of in respect of the Merger. In such event, the terms Closing and Closing Date shall respectively refer to the closing of the Sale of Assets and the date of such closing, and the term Merger Consideration shall mean consideration paid by Unity Wireless on consummation of the Sale of Assets. In addition, the parties hereto agree that in the event a certain asset, obligation and/or liability shall not be freely assignable in a Sale of Assets, they shall negotiate in good faith a feasible solution that will give the parties substantially the same relative economic benefits as if all assets, obligations and liabilities were fully assignable.

(c)

Should any conditions set forth in Section 10 and/or 11 other than the consummation of the Merger or a Sale of Assets not be satisfied on or before April 15, 2006, this Agreement shall terminate unless mutually extended by the parties, except that the parties shall continue to be liable for any breach by them of any representations or warranties herein or any covenant herein, including any covenant to use their best efforts to cause any conditions to be satisfied.

(d)

The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date.

(e)

 As soon as practicable after the Closing Date, if the transaction takes the form of a Merger rather than a Sale of Assets, NewCo and Avantry shall deliver to the Registrar of Companies a notice informing the Registrar of Companies that the Closing has occurred. The Merger shall become effective upon the issuance by the Registrar of Companies of a Merger Certificate under Section 323 of the Companies Law (the “Effective Time”).

4.

[omitted]

5.

Other Transactions Relating to Closing; Further Assurances.

(a)

Prior to the date hereof,

(i)

the lenders under that certain Loan Agreement between Avantry and certain lenders dated June 2004, have agreed that effective immediately prior to the Closing, all indebtedness of Avantry to them, including the principal thereof and all interest accrued thereon, will automatically convert into Series A Preferred Shares of Avantry.

(ii)

Bank HaPoalim has entered into an agreement with Unity Wireless and NewCo in the form attached hereto as Schedule 5(a)(ii).

(b)

As soon as possible after the date hereof Avantry will deliver its audited financial statements for 2005 to Unity Wireless (the “2005 Statements”).

(c)

At the Closing, Avantry will deliver to NewCo:

(i)

copies of the Memorandum and Articles of Association of Avantry, certified by an officer of Avantry as a true and correct copy thereof as of the Closing Date;

(ii)

all consents that are required to consummate the Merger;

(iii)

an opinion of Avantry’ counsel in the form of Exhibit 5(c)(iii);

(iv)

board resolutions of Avantry that appoint designees of NewCo as the sole persons authorized to sign checks and other orders for the withdrawal of funds from the bank account(s) of Avantry;

(v)

except as otherwise directed by Unity Wireless, resignations of all directors of Avantry;

(vi)

a copy of the resolutions of the Board of Directors of Avantry, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Avantry;

(vii)

such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Unity Wireless and its counsel; and

(d)

On the Closing Date, Unity Wireless and/or NewCo shall deliver or cause to be delivered to Avantry the following:

(i)

a copy of the resolutions of the Board of Directors of Unity Wireless approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Unity Wireless;

(ii)

opinions of counsel from each of Unity Wireless’ and NewCo’s counsel in the form of Exhibit 5(d)(ii); and

(iii)

such other documents as may be required pursuant to this Agreement or as may reasonably be requested by Shareholders and their counsel.

6.

Additional Covenants

(a)

Merger Proposal. As promptly as practicable after the execution and delivery of this Agreement, (a) Unity Wireless, NewCo and Avantry shall cause a merger proposal (in the Hebrew language) in the form attached hereto as Schedule 6(a) (the “Merger Proposal”) to be executed in accordance with Section 316 of the Companies Law, (b) each of NewCo and Avantry shall call a General Meeting, and (c) each of NewCo and Avantry shall deliver the Merger Proposal to the Registrar of Companies within three days following the calling of their respective shareholders' meetings. NewCo and Avantry shall cause a copy of the Merger Proposal to be delivered to each of their secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Registrar of Companies and shall promptly inform their non secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Companies Law and the regulations promulgated thereunder, as further provided below. Promptly after Avantry and NewCo shall have complied with the preceding sentence and with subsections (i) and (ii) below, but in any event no more than three days following the date on which such notice was sent to the creditors, Avantry and NewCo shall inform the Registrar of Companies, in accordance with Section 317(b) of the Companies Law, that notice was given to their creditors under Section 318 of the Companies Law and the regulations promulgated thereunder. Each of Avantry and NewCo shall:

(i)

Publish a notice to its creditors, stating that a Merger Proposal was submitted to the Registrar of Companies and that the creditors may review the Merger Proposal at the Registrar of Companies, the relevant company’s registered offices or at such other locations as the company shall determine, in two daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Registrar of Companies, no later than three business days following the day on which the Merger Proposal was submitted to the Registrar of Companies;

(ii)

Within four business days from the date of submitting the Merger Proposal to the Registrar of Companies, send a notice by registered mail to all of the substantial creditors (as such term is defined in the regulations promulgated under the Companies Law) that each company is aware of, in which it shall state that a Merger Proposal was submitted to the Registrar of Companies and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in subsection (i) above; and

(iii)

If it employs 50 or more persons, send to the “workers committee” or display in a prominent place at the company’s premises, a copy of the notice published in a daily Hebrew newspaper (as referred to in subsection (i) above), no later than three business days following the day on which the Merger Proposal was submitted to the Registrar of Companies.

(b)

Companies Shareholders' Meetings.

(i)

Each of NewCo and Avantry shall take all action necessary under all applicable legal requirements (promptly after the execution and delivery of this Agreement) to hold a shareholders’ meeting as well as class meetings, to the extent necessary, to vote on the proposal to approve this Agreement and the Merger (the “General Meeting”). Subject to the notice requirements of the Companies Law and the rules and regulations promulgated thereunder and the respective Articles of Association of each company, the General Meeting shall be held as promptly as practicable after the date hereof. Each of NewCo and Avantry shall call, notice, convene, hold, conduct and solicit all proxies in connection with its General Meeting in compliance with all applicable legal requirements, including the Companies Law and its Articles of Association. Each of NewCo and Avantry may adjourn or postpone its General Meeting if, as of the time for which such General Meeting is originally scheduled, there are insufficient company shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such General Meeting.

(ii)

The Board of Directors of each of NewCo and Avantry shall recommend that such company’s shareholders vote at such company’s General Meeting in favor of and approve this Agreement and the Merger.

(iii)

Subject to the Companies Law, neither the Board of Directors of each of NewCo and Avantry nor any committee thereof shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the other company, the recommendation of the Board of Directors of such company that such company’s shareholders vote in favor of and approve this Agreement and the Merger.

(iv)

No later than three days after the approval of the Merger by the shareholders of each of NewCo and Avantry at each company’s General Meeting, each of Avantry and NewCo shall (in accordance with Section 317(b) of the Companies Law) inform the Registrar of Companies of the decision of such company's General Meeting with respect to the Merger.

(c)

Government Filings; Approvals. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to or filed by such party with any Governmental Entity with respect to the Merger. Without limiting the generality of the foregoing Unity Wireless, NewCo and Avantry shall obtain, as promptly as practicable after the date of this Agreement, the following consents, and any other approvals and consents that may be required in connection with the Merger and any other transaction contemplated by this Agreement: (i) approval of the Office of the Chief Scientist of the Ministry of Industry, Trade & Labor of the Sate of Israel (“OCS”), and (ii) approval of the Investment Center of the Ministry of Industry, Trade & Labor of the Sate of Israel (“Investment Center”). Unity Wireless, NewCo and Avantry shall provide to the Investment Center and the OCS any information reasonably requested by such authorities and shall, without limitation of the foregoing, execute an undertaking in customary form in which each of Unity Wireless and NewCo undertakes to confirm to the Investment Center and the OCS that Unity Wireless and NewCo shall continue after the Effective Time to operate in a manner consistent with applicable law.

(d)

Legal Proceedings. Each of Unity Wireless, NewCo and Avantry shall (i) give the other parties hereto prompt notice of the commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger, (ii) keep the other parties hereto informed as to the status of any such legal proceeding and (iii) promptly inform the other parties hereto of any communication to the OCS, the Investment Center, the Israeli Income Tax Commission, the Registrar of Companies or any other Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding relating to the Merger. In addition, except as may be prohibited by any Governmental Entity or by any legal requirement, each of Unity Wireless, NewCo and Avantry will permit authorized representatives of the other parties hereto to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding.

7.

Representations and Warranties by Avantry. Avantry represents and warrants  to Unity Wireless and NewCo as follows (all Schedules referred to in this Section shall be set forth on a separate Disclosure Schedule initialed by Avantry on the date hereof):

(a)

Organization Qualification. Avantry is a corporation duly organized, validly existing under the laws of the State of Israel; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties in Israel.

(b)

Subsidiaries. Avantry has no subsidiaries except those listed on Schedule 7 (b) (“Subsidiaries”). Avantry has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 7 (b). The business carried on by Avantry has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder or other affiliate of any Shareholder.

(c)

Transactions with Certain Persons.

(i)

Except as set forth on Schedule 7(c)(i), during the past three years Avantry has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for, or reimbursement of expenses in connection with, services rendered as a director), in the ordinary course of business or otherwise, its shareholders or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any of its shareholders.

(ii)

Except as set forth on Schedule 7(c)(ii), Avantry does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Avantry.

(iii)

No part of the property or assets of any shareholders of Avantry is used by Avantry.

(d)

Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Avantry relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

(e)

Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Avantry will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Avantry’s Memorandum or Articles of Association or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Avantry is a party or by which it may be bound or affected. Avantry has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by Avantry to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Avantry.

(f)

Capitalization. The presently authorized, issued and outstanding shares of Avantry and the names and addresses of the record and beneficial owners thereof are as set forth on Schedule 7(f). Schedule 7(f) also sets forth the Ordinary Shares and Preferred Shares that will be outstanding as of the Closing. The shares set forth in Schedule 7(f) constitute all of the shares of capital stock of Avantry that are outstanding as of the date of this Agreement and as of the Closing, and all such shares as of the Closing Date will be legally issued, fully paid and non-assessable.

(g)

Except as detailed in Schedule 7(g), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Avantry or any Shareholder is or may become obligated to issue, assign or transfer any shares of the Avantry, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(h)

Each shareholder of Avantry owns the entire record and beneficial interest in his shares set forth in Schedule 7(f).  Such shares are free and clear of all liens, charges, mortgages, pledges, security interests, claims, assessments, options, warrants, rights and encumbrances whatsoever.

(i)

Financial Statements.

(i)

The term “Unaudited Financial Statements” means the financial statements of Avantry as of September 30, 2005 and for the nine months then ending that have been delivered by Avantry to Unity Wireless.

(ii)

The term “Audited Financial Statements” means the audited financial statements of Avantry for the year ended December 31, 2005 that are being prepared by KPMG and that Avantry will deliver to Unity Wireless and NewCo prior to the Closing.

(iii)

The Unaudited Financial Statements are complete, have been prepared from the books and records of Avantry in accordance with U.S. generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Avantry as at their dates and the results of its operations for the period covered thereby. The “Balance Sheet” means the balance sheet of Avantry included in the Unaudited Financial Statements, and the “Balance Sheet Date” is September 30, 2005.

(iv)

The statements of earnings included in the Unaudited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(v)

The Audited Financial Statements will be complete, will be consistent with the Unaudited Financial Statements, will be prepared from the books and records of Avantry in accordance with U.S. generally accepted accounting principles consistently applied and maintained throughout the period indicated and will fairly present the financial condition of Avantry as at their respective dates and the results of its operations for the periods covered thereby.

(vi)

The statements of earnings included to be included in the Audited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(j)

Absence of Undisclosed Liabilities. Except as and to the extent to be reflected or reserved against on the face of the Balance Sheet and except as set forth on Schedule 7(j), as of the Balance Sheet Date Avantry had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Avantry's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable. None of Avantry's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet.

(k)

Taxes. Except as detailed in Schedule 7(k), all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the State of Israel or by any foreign country or by any municipality, subdivision or instrumentality of the  State of Israel or of any foreign country, or by any other taxing authority, which are due and payable by Avantry, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Avantry with respect to employees' withholding taxes have been duly made. Except as detailed in Schedule 7(k), Avantry has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Avantry’s corporate income tax returns have not been audited by Income Tax Authority, or any state or municipality for its prior six fiscal years through the year ended (and to Avantry’s knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Avantry, or any waiver or agreement by it for the extension of time for the assessment of any tax.

(l)

Absence of Changes or Events. Except as set forth on Schedule 7(l) and except in connection with the transaction contemplated by this Agreement, since the Balance Sheet Date.

(i)

the business of Avantry has been conducted in the ordinary course and consistent with past practice;

(ii)

all cash and other expenditures by Avantry have been used solely for Avantry’s operating activities, and Avantry has made no direct or indirect distributions to its shareholders, nor has Avantry repaid any of its indebtedness to any person or entity, except payments made in the ordinary course of business, other than to Bank HaPoalim as set forth in Schedule 7(l);

(iii)

there has not been:

(1)

any material adverse change in the relationships of Avantry with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

(2)

any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by Avantry;

(3)

any transaction material to the business or the assets of Avantry, except in the ordinary course of business;

(4)

any employment agreement or deferred compensation agreement entered into between Avantry and any of their respective employees;

(5)

any issuances or grants of shares, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Shareholders or Avantry is or may become obligated to issue, assign or transfer any shares of the capital stock of Avantry;

(6)

any increase, not in the ordinary course of business, in the compensation payable or to become payable by Avantry or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

(7)

any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by Avantry, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

(8)

any lien created on any of the assets of Avantry, other than liens for taxes not yet due and payable;

(9)

any material labor dispute involving the employees of Avantry;

(10)

any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of Avantry, in excess of $10,000 per transaction, other than the sale of inventory in the ordinary course of business consistent with past practice;

(11)

any amendment, termination or waiver by Avantry of any right of substantial value belonging to it;

(12)

any amendment of the certificate of the Articles of Association of Avantry;

(13)

inventory purchases or sales , in excess of $10,000, out of the ordinary course of business;

(14)

any one or more capital expenditures or commitments by Avantry not fully paid for in excess of $25,000 in the aggregate; or

(15)

any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Avantry's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole, including, without limitation, any change in Avantry's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

(16)

any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby (it being understood that certain fixed expenses of Avantry may increase after the Closing); or

(17)

any agreement or any commitment to take any of the foregoing actions.

(m)

Litigation. Except as set forth in Schedule 7(m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in excess of $5,000 per case, in progress, pending or in effect, or to the knowledge of Avantry  threatened, against or relating to Avantry, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Avantry do not know or have reason to be aware of any basis for the same.

(n)

Compliance with Laws and Other Instruments. Except as set forth Schedule 7(n), Avantry has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted, except where the non-compliance with any laws, rules, regulations, ordinances, orders, judgments and decrees is not expected to have an adverse material effect on Avantry and/or its business condition. Neither the ownership nor use of Avantry's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate Articles of Association as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Avantry is a party or by which it may be bound or affected; and Avantry is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

(o)

Title to Properties.

(i)

Avantry has good title to all the properties and assets reflected in its books and records and in the Balance Sheet (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

(ii)

Except as detailed in Schedule 7(o), none of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

(1)

are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

(2)

do not interfere with either the present and continued use of such property or the conduct of Avantry's normal operations and

(3)

have arisen only in the ordinary course of business.

(iii)

All of the properties and assets owned, leased or used by Avantry are in operating condition, are suitable for the purposes used, are adequate and sufficient for all current operations of Avantry and are directly related to the business of Avantry.

(p)

Schedule 7(p) includes an accurate and complete list and description of:

(i)

All real property owned by Avantry or in which Avantry has a leasehold or other interest or which is used by Avantry in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which Avantry claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Avantry has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

(ii)

Any lease or other agreement that is terminable on a change of control of Avantry or on the sale of its assets;

(iii)

As of a date no earlier than September 30, 2005, all of Avantry's receivables (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 90 days, to the extent such receivables are not included as bad debts or otherwise reflected in the Audited Statements.

(iv)

All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Avantry except for items having a value of less than $10,000 which do not, in the aggregate, have a total value of more than $250,000.

(v)

[Omittted]

(vi)

All fire, theft, casualty, liability and other insurance policies insuring Avantry.

(vii)

All sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Avantry is a party or by which it is bound.

(viii)

All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Avantry is a party or by which it is bound.

(ix)

All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Avantry is a party or by which it is bound.

(x)

All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds or other securities of Avantry or pursuant to which Avantry has acquired any substantial portion of its business or assets.

(xi)

All contracts, agreements, commitments or other understandings or arrangements to which Avantry is a party or by which it or any of its property is bound or affected by excluding purchase and sales orders and commitments made in the ordinary course of business.

(xii)

employment and consulting agreements , employee stock options plans to which Avantry is a party or is bound which relate to the operation of Avantry's business.

(xiii)

The names and current annual salary rates of all persons who are employed or retained by Avantry as of the date of this Agreement, showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation in 2005.

(xiv)

The names of all of Avantry's directors and officers; the name of each bank in which Avantry has an account or safe deposit box, and the names of all persons, if any, holding tax or other powers of attorney from Avantry and a summary of the terms thereof.

(xv)

All of the contracts, agreements, leases, licenses and commitments required to be listed on any Schedule to this Agreement (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, and in full force and effect. Except as disclosed in such Schedule, there is not under any such contract, agreement, lease, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights.

(q)

Intangible Property.

(i)

Schedule 7(q) sets forth a complete list and concise description of the following:

(1)

all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by Avantry or any of its Subsidiaries in or applicable to the businesses of Avantry and its Subsidiaries (collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued, if any;

(2)

contracts, agreements or understandings pursuant to which Avantry or any of its Subsidiaries has authorized any person to use any of the Proprietary Rights; and

For the purpose of this Section 6(q), the term "Trade Secrets" shall mean all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of Avantry and its Subsidiaries.

(ii)

Except as otherwise indicated in Schedule 7(q), the Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of Company and its Subsidiaries for the conduct of their businesses, and all applicable fees due and payable have been paid. Except as otherwise indicated in Schedule 7(q), Avantry and its Subsidiaries are the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto.

(iii)

Except as set forth in Schedule 7(q), there are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of Avantry thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Avantry , threatened which challenge the rights of Avantry in respect thereof, and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof, or, as the case may be, the rights granted to Avantry in respect thereof and to be listed in Schedule 7(q), infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Avantry.

(iv)

Except as disclosed in Schedule 7(q), Avantry is not aware that it is infringing or violating, and during the past five years, to Avantry’s knowledge, it has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Avantry.

(v)

Except as is disclosed in Schedule 7(q), Avantry has no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Avantry, as now conducted.

(vi)

The Trade Secrets have not been, and will not be, disclosed by Avantry to any person other than Unity Wireless and/or NewCo and their agents and representatives or to third parties under standard non disclosure agreements.

(r)

[omitted]

(s)

No Guaranties. Except as indicated on Schedule 7(s), none of the obligations or liabilities of Avantry is guaranteed by any other person, firm or corporation, nor has Avantry guaranteed the obligations or liabilities of any other person, firm or corporation.

(t)

Inventory. Except as indicated on Schedule 7(t), all items of Avantry's inventory and related supplies (including raw materials, work-in-process and finished goods) reflected on the Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Avantry’s practice from January through September 2005, and none of the inventory so reflected is below standard quality.

(u)

Receivables. Except as indicated on Schedule 7(u), all receivables of Avantry (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Avantry's business and will be collected within 90 days after they arose.

(v)

 Labor Matters. Except as set forth in Schedule 7(v), Avantry is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened Avantry and any of its employees acting individually or in concert and/or any administrative agency of the government of the State of Israel and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Avantry, and Avantry is in material compliance with laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice. There is no labor strike or other labor dispute and there is no complaint, proceeding or other action pending, threatened against Avantry.

(w)

Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Avantry are complete and correct in all material respects, and there have been no transactions involving the business of Avantry which properly should have been set forth therein and which have not been accurately so set forth.

(x)

[omitted[

(y)

Absence of Certain Business Practices. Neither Avantry nor any officer, employee or agent of Avantry, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Avantry (or assist Avantry in connection with any actual or proposed transaction) which (A) might subject Avantry to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of Avantry or (C), if not continued in the future, might adversely affect Avantry's assets, business, operations or prospects or which might subject Avantry to suit or penalty in any private or governmental litigation or proceeding.

(z)

Avantry has had an opportunity to discuss the business, management and financial affairs of Unity Wireless and has had access to, the management of Unity Wireless and has had the opportunity to review all information requested by Avantry. Avantry has reviewed the risk factors set forth in the SEC Documents.

8.

Representations and Warranties by Unity Wireless and NewCo. Unity Wireless represents and warrants to Avantry and the Shareholders as follows (all Schedules referred to in this Section shall be set forth on a separate Disclosure Schedule initialed by Unity Wireless on the date hereof):

(a)

Organization, Standing and Qualification. Unity Wireless is a corporation duly organized, validly existing and in good standing under the laws of Delaware; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the states disclosed in its SEC Documents (defined below) or as disclosed and listed on Schedule 8(a), which, except as disclosed in its SEC Documents or as disclosed and set forth on Schedule 8(a), are the only states where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication.

NewCo is a newly incorporated Israeli corporation. Except in connection with this Agreement, NewCo has not conducted and will not conduct prior to the Effective Time any operations, enter into any agreements and has no and will not have prior to the Effective Time or the earlier termination of this Agreement any obligations or liabilities, either accrued, absolute, contingent or otherwise.

(b)

Subsidiaries. Except for NewCo and except as disclosed in Unity Wireless’s SEC Documents and except as disclosed and listed on Schedule 8(b), Unity Wireless has no subsidiaries (“Subsidiaries”). Except as disclosed in its SEC Documents, and except as disclosed in and set forth in Schedule 8(b), Unity Wireless has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as disclosed in its SEC Documents, and except as disclosed in and set forth in Schedule 8(b), the business carried on by Unity Wireless has not been conducted through any other direct or indirect subsidiary or affiliate of any shareholder.

(c)

Transactions with Certain Persons.

(i)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(c)(i), during the last three years, Unity Wireless has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Unity Wireless), in the ordinary course of business or otherwise, any shareholder of Unity Wireless owning more than 5% of the outstanding shares of Ordinary stock of Unity Wireless (“Substantial Shareholder”) or any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Substantial Shareholder of Unity Wireless (“Substantial Shareholder Affiliate”).

(ii)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(c)(i)(ii), Unity Wireless does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Unity Wireless.

(iii)

Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(c)(iii), no part of the property or assets of Unity Wireless is used by the any shareholder of Unity Wireless.

(d)

Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Unity Wireless relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

(e)

Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Unity Wireless will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Unity Wireless’s certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Unity Wireless is a party or by which it may be bound or affected. Unity Wireless has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by it to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Unity Wireless.

(f)

Capital Structure. The authorized capital stock of Unity Wireless as of January 19, 2006 is as set forth on Unity Wireless’s SEC Documents and as detailed in Schedule 8(f) attached hereto.

(g)

Except as set forth in Schedule 8(g), as of January 19, 2006 there were no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of Unity Wireless, and there are no rights of first refusal, preemptive rights or similar rights with respect to any such shares.

(h)

Issuance of Shares. The issuance and delivery of the equity securities in accordance with this Agreement shall be, at or prior to the Closing Date, duly authorized by all necessary corporate action on the part of Unity Wireless, and, when issued on the Closing Date as contemplated hereby, such shares of equity securities will be duly and validly issued, fully paid and nonassessable. Such equity securities, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

(i)

SEC Documents; Financial Statements. Unity Wireless has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed prior to the date hereof since January 1, 2004 (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of Unity Wireless included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

(j)

Absence of Undisclosed Liabilities. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(j), as of the Balance Sheet Date Unity Wireless had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Unity Wireless's income, or its property or authorized or outstanding capital stock on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on the Balance Sheet Date, whether or not then known, due or payable.

(k)

Taxes. Except as detailed in the SEC Documents and in Schedule 8(k), all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by Unity Wireless, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Unity Wireless with respect to employees' withholding taxes have been duly made. Except as detailed in the SEC Documents and in Schedule 8(k), Unity Wireless has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Unity Wireless’ corporate income tax returns have not been audited by the Internal Revenue Service, or any state or municipality for its prior six fiscal years through the year ended (and to Unity Wireless’ knowledge, there is no audit which is pending), there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Unity Wireless, or any waiver or agreement by it for the extension of time for the assessment of any tax.

(l)

Absence of Changes or Events. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth on Schedule 8(l) and except in connection with the transaction contemplated by this Agreement, since September 30, 2005:

(i)

the business of Unity Wireless has been conducted in the ordinary course and consistent with past practice;

(ii)

there has not been:

(1)

any material adverse change in the relationships of Unity Wireless with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

(2)

any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by Unity Wireless;

(3)

any transaction material to the business or the assets of Unity Wireless, except in the ordinary course of business;

(4)

any employment agreement or deferred compensation agreement entered into between Unity Wireless and any of their respective employees;

(5)

any issuances or grants of capital stock, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Unity Wireless is or may become obligated to issue, assign or transfer any shares of the capital stock of Unity Wireless;

(6)

any increase, not in the ordinary course of business, in the compensation payable or to become payable by Unity Wireless or the adoption of any new (or amendment to or alteration of any existing) bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

(7)

any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by Unity Wireless, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

(8)

any lien created on any of the assets of Unity Wireless, other than liens for taxes not yet due and payable;

(9)

any material labor dispute involving the employees of Unity Wireless;

(10)

any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of Unity Wireless, other than the sale of inventory in the ordinary course of business consistent with past practice;

(11)

any amendment, termination or waiver by Unity Wireless of any right of substantial value belonging to it;

(12)

any amendment of the certificate of incorporation or by-laws of Unity Wireless;

(13)

inventory purchases or sales or other dealings out of the ordinary course of business;

(14)

any one or more capital expenditures or commitments by Unity Wireless not fully paid for in excess of $50,000 in the aggregate; or

(15)

any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Unity Wireless’s condition (financial or otherwise), properties, assets, liabilities, operations or prospects, taken as a whole, including, without limitation, any change in Unity Wireless's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;

(16)

any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

(17)

any agreement or any commitment to take any of the foregoing actions.

(m)

Litigation. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth in Schedule 8(m), there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Unity Wireless threatened, against or relating to Unity Wireless, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Unity Wireless does not know or have reason to be aware of any basis for the same.

(n)

Compliance with Laws and Other Instruments. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth Schedule 8(n), Unity Wireless has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of Unity Wireless's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Unity Wireless is a party or by which it may be bound or affected; and Unity Wireless is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

(o)

Title to Properties. Except as disclosed in Unity Wireless’s SEC Documents:

(i)

Unity Wireless has good title to all the properties and assets reflected in this Agreement or its books and records and in the financial statements set forth in Unity Wireless’s Form 10-QSB filed with the SEC on November 14, 2005 (“Form 10-QSB Financial Statements”) (except for inventory sold after the Balance Sheet Date in the ordinary course of business).

(ii)

None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the Form 10-QSB Financial Statements as securing specific liabilities or as otherwise expressly permitted by the terms hereof or those imperfections of title and encumbrances, if any, which

(1)

are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,

(2)

do not interfere with either the present and continued use of such property or the conduct of Unity Wireless’s normal operations and

(3)

have arisen only in the ordinary course of business.

(iii)

All of the properties and assets owned, leased or used by Unity Wireless are in operating condition, are suitable for the purposes used, are adequate and sufficient for all current operations of Unity Wireless and are directly related to the business of Unity Wireless.

(p)

[omitted ]

(q)

Intangible Property.

(i)

The SEC Documents set forth:

(1)

all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by Unity Wireless or any of its Subsidiaries in or applicable to the businesses of Unity Wireless and its Subsidiaries (collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued, if any;

(2)

contracts, agreements or understandings pursuant to which Unity Wireless or any of its Subsidiaries has authorized any person to use any of the Proprietary Rights; and

(3)

all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of Unity Wireless and its Subsidiaries (collectively, the "Trade Secrets").

(ii)

The Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of Unity Wireless and its Subsidiaries for the conduct of their businesses, and all applicable fees due and payable have been paid. Except as otherwise indicated in Schedule 8(q), Unity Wireless and its Subsidiaries are the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto.

(iii)

Except as set forth in Schedule 8(q), there are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of Unity Wireless and its Subsidiaries thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Unity Wireless, threatened which challenge the rights of Unity Wireless in respect thereof, and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof, or, as the case may be, the rights granted to Unity Wireless in respect thereof and to be listed in Schedule 8(q), infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Unity Wireless.

(iv)

Except as disclosed in Schedule 8(q), Unity Wireless is not aware that it is infringing or violating, and during the past five years, to Unity Wireless’s knowledge, it has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Unity Wireless.

(v)

Except as is disclosed in Schedule 8(q), Sellers have no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Unity Wireless, as now conducted.

(vi)

The Trade Secrets have not been, and will not be, disclosed by Unity Wireless to any person other than Avantry and its agents and representatives or to third parties under standard non disclosure agreements, and comprise all of the same necessary to permit the continued operation of the businesses of Unity Wireless and its Subsidiaries.

(r)

 [omitted]

(s)

No Guaranties. Except as disclosed in Unity Wireless’s SEC Documents, and except as indicated on Schedule 8(s), none of the obligations or liabilities of Unity Wireless is guaranteed by any other person, firm or corporation, nor has Unity Wireless guaranteed the obligations or liabilities of any other person, firm or corporation.

(t)

Inventory. Except as disclosed in Unity Wireless’s SEC Documents, and except as indicated on Schedule 8(t), all items of Unity Wireless’s inventory and related supplies (including raw materials, work in process and finished goods) reflected on the Form 10-QSB Financial Statements or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups and mark-downs that are consistent with Unity Wireless’s practice in 2005, none of the inventory so reflected is below standard quality.

(u)

Receivables. Except as disclosed in Unity Wireless’s SEC Documents, and except as indicated on Schedule 8(u), all receivables of Unity Wireless (including accounts receivable, loans receivable and advances) which are reflected in the Form 10-QSB Financial Statements, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Unity Wireless’s business and will be collected within 90 days after they arose.

(v)

 Labor Matters. Except as disclosed in Unity Wireless’s SEC Documents, and except as set forth in Schedule 8(v), Unity Wireless is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened Unity Wireless and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Unity Wireless, and Unity Wireless is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against Unity Wireless.

(w)

Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Unity Wireless are complete and correct in all material respects, and there have been no transactions involving the business of Unity Wireless which properly should have been set forth therein and which have not been accurately so set forth.

(x)

[omitted].

(y)

Absence of Certain Business Practices. Neither Unity Wireless nor any officer, employee or agent of Unity Wireless, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Unity Wireless (or assist Unity Wireless in connection with any actual or proposed transaction) which (A) might subject Unity Wireless to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of Unity Wireless or (C), if not continued in the future, might adversely affect Unity Wireless's assets, business, operations or prospects or which might subject Unity Wireless to suit or penalty in any private or governmental litigation or proceeding.

(z)

Unity Wireless has had an opportunity to discuss the business, management and financial affairs of Avantry and has had access to, the management of Avantry and has had the opportunity to review all information requested by Unity Wireless.

9.

Conduct of Business Prior to Closing.

(a)

 Prior to the Closing, Avantry shall conduct its business and affairs only in the ordinary course in full consultation with Unity Wireless on all matters and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Avantry will use  reasonable commercial efforts to preserve the business and organization of Avantry intact, to keep available the services of Avantry’s present officers and employees, to preserve  the goodwill of Avantry’s suppliers and customers and others having business relations with it. Without limiting the generality of the foregoing, prior to the Closing, except in the ordinary course of business, Avantry will not without Unity Wireless's prior written approval:

(i)

change its Articles of Association or merge or consolidate or obligate itself to do so with or into any other entity;

(ii)

enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under Section 7;

(iii)

perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in Section 7 which would have been inconsistent with the representations and warranties set forth therein had the same occurred prior to the date hereof;

(iv)

repay any indebtedness to any person or entity, except for repayments due to Bank HaPoalim and payments to be made in the ordinary course of business;

(v)

make any distributions to Avantry’s shareholders;

(vi)

issue any shares of Avantry or any options or warrants except on conversion of indebtedness as contemplated hereby: or

(vii)

expend any cash other than for Avantry’s normal operating activities.

(b)

Avantry shall give to Unity Wireless, NewCo and their attorneys, accountants and other representatives, upon reasonable notice to Avantry, full access (so long as it does not interfere with Avantry's operations), during Avantry’s regular business hours, to Avantry’s personnel and all properties, documents, contracts, books and records of Avantry and will furnish Unity Wireless and NewCo with copies of such documents (certified by Avantry’s officers if so requested) and with such information with respect to the affairs of Avantry as Unity Wireless and/or NewCo may from time to time request, and Unity Wireless and NewCo will not improperly disclose the same prior to the Closing. Any such furnishing of such information to Unity Wireless and/or NewCo or any investigation by Unity Wireless and/or NewCo shall not affect Unity Wireless' and NewCo’s right to rely on any representations and warranties made in this Agreement. Neither Unity Wireless nor NewCo shall contact any employee, customer or vender of Avantry without the prior written approval of Avantry.

(c)

Public Disclosure. Prior to the consummation of the Merger and subject to the provisions of this Section 9(c), the parties hereto and their respective insiders (directors, officers and material shareholders) shall not issue statement or communication to the public or press concerning this Agreement, the Merger or any of the other transactions contemplated by this Agreement, except as provided hereunder. Before a party releases any information concerning this Agreement, the Merger or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties for comments, and shall not release any such information without the written consent of the other parties. Nothing contained herein shall prevent a party hereto from releasing any information if required to do so by law, in which case best efforts to consult with the other parties will be made prior to any such release.

(d)

Best Efforts; Regulatory Filings. Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger or Sale of Assets, if applicable, and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) causing the conditions set forth in Sections 10 and 11 to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, rulings, exemptions, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) obtaining all necessary consents, approvals or waivers from third parties which may be required or desirable as a result of, or in connection with, the transactions contemplated by this Agreement, (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (v) terminating of any agreement with shareholders of such Company and any rights granted to the shareholders of such Company other than pursuant to the Articles of Association of such Company, and (v) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with, and without limiting the foregoing, each party hereto and its Board of Directors shall, if any takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

(e)

Avantry will not, prior to Closing, change any tax election, tax accounting period or tax accounting method; settle any tax dispute; or extend any statute of limitations for the assessment or collection of any tax without the consent of Unity Wireless and NewCo.

10.

Conditions Precedent to Unity Wireless’s and NewCo's Obligations. All obligations of Unity Wireless and NewCo hereunder are subject at the option of Unity Wireless and NewCo, to the fulfillment of each of the following conditions at or prior to the Closing, and Avantry shall exert its best efforts to cause each such condition to be so fulfilled:

(a)

All representations and warranties of Avantry and Shareholders contained herein or in a separate agreement signed by certain Shareholders on the date hereof or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

(b)

All covenants, agreements and obligations required by the terms of this Agreement to be performed by Avantry and/or the Shareholders (whether under this Agreement or under any separate instrument) at or before the Closing shall have been duly and properly performed in all material respects.

(c)

Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Avantry, taken as a whole, it being taken into account that the financial condition of Avantry is critical, and since the Balance Sheet Date, Avantry shall not have made any distributions to any Shareholder, or any affiliate of the Shareholder.

(d)

There shall be delivered to Unity Wireless and NewCo a certificate executed by the an authorized officer of Avantry, dated the date of the Closing, certifying that

(i)

the conditions set forth in paragraphs (a), (b), and (c) of this Section have been fulfilled.

(ii)

and that a schedule that is attached to the certificate and lists Avantry’s receivables as of the day prior to the Closing is true and correct.

(e)

All documents required under this Agreement to be delivered to Unity Wireless and NewCo at or prior to the Closing shall have been so delivered.

(f)

Except for certain payments to Bank Hapoalim, all cash expenditures made by Avantry since September 30, 2005 have been used solely for Avantry’s operating activities.

(g)

Avantry’s outstanding liability to Bank HaPoalim as of the Closing Date shall not exceed the amount of liability permitted under the agreement with Bank HaPoalim referred to in Section 5(a)(2).

(h)

Any outstanding debt due by Avantry to any affiliate of Avantry shall be satisfied, as of the Closing Date, by the conversion of such debt into Series A Preferred Shares of Avantry as set forth herein.

(i)

All, if any, outstanding employee and other options and warrants, derivatives and equity securities shall have been extinguished in a manner that does not increase the total cost to Unity Wireless and NewCo of acquiring the entire ownership of Avantry for consideration set forth in this Agreement and without any further consideration whatsoever.

11.

Conditions Precedent to Avantry’s Obligations. All obligations of Avantry at the Closing are subject, at the option of Avantry, to the fulfillment of each of the following conditions at or prior to the Closing, and Unity Wireless and NewCo shall exert its best efforts to cause each such condition to be so fulfilled:

(a)

All representations and warranties of Unity Wireless and NewCo contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

(b)

All obligations required by the terms of this Agreement to be performed by Unity Wireless and NewCo at or before the Closing shall have been duly and properly performed in all material respects.

(c)

There shall be delivered to Avantry a certificate executed by the President and Secretary of Unity Wireless and NewCo, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a) and (b) of this Section have been fulfilled.

(d)

Unity Wireless and/or NewCo will have purchased a ‘run-off’ insurance coverage (provided that the cost of such insurance does not exceed $5,000 a year) for five years following the Effective Time, acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Avantry's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof. In the event that the annual cost of $5,000 shall not be sufficient to provide adequate coverage, the shareholders of Avantry shall be entitled to contribute to the cost of the "run-off" policy in order to increase such coverage.

12.

Indemnification.

(a)

Shareholders by separate agreement (the “Shareholders Agreement”) undertake and agree to indemnify Unity Wireless and against and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) and shall on demand reimburse Unity Wireless for:

(i)

any and all loss, liability or damage suffered or incurred by Unity Wireless (the “Indemnified Party”) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Avantry contained herein or in any certificate, document or instrument delivered to the Indemnified Party pursuant hereto;

(ii)

any untrue representation, breach of warranty or non-fulfillment of any covenant by Avantry contained herein or in any certificate, document or instrument delivered to the Indemnified Party pursuant hereto;

(iii)

any and all loss, liability or damage suffered or incurred by the Indemnified Party  by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Indemnifying Party with respect to this Agreement or any of the transactions contemplated hereby;

(iv)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

(b)

Unity Wireless hereby undertakes and agrees to indemnify Shareholders against and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) and shall on demand reimburse Shareholders for

(i)

any and all loss, liability or damage suffered or incurred by any other party (the “Indemnified Party”) by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Unity Wireless contained herein or in any certificate, document or instrument delivered to the Indemnified Party pursuant hereto;

(ii)

any and all loss, liability or damage suffered or incurred by the Indemnified Party  by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Indemnifying Party with respect to this Agreement or any of the transactions contemplated hereby;

(iii)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

(c)

The right of the Indemnified Party to recover a loss under this Section 12 is subject to the condition that a claim therefor from such Indemnified Party is received by the Indemnifying Party within 12 months from the Closing Date.

(d)

The indemnity obligations of Unity Wireless and NewCo shall in no event exceed $1,775,000, less any payment made by Unity Wireless on the Notes and less proceeds received by any or all Shareholders upon the sale of shares issuable on conversion of the Notes and exercise of the Warrants. Indemnity payments shall be credited against and shall offset amounts otherwise payable on the Notes.

(e)

No party shall have any indemnification obligation hereunder unless claims for indemnification by the claiming party exceed $25,000, provided that if the aggregate amount of such claims exceeds $25,000, such party shall be obligated to pay all indemnification obligations hereunder as if this sentence were not stated.

(f)

[omitted]

(g)

The aggregate Indemnification obligations of the Shareholders to Unity Wireless and/or NewCo pursuant to both this Section 12 and the Shareholders Agreement shall in no event exceed the Merger Consideration, each Shareholder's Indemnification obligations being limited to its pro rata portion of the Merger Consideration (including any shares of Common Stock issued upon conversion of the Notes and/or exercise of the Warrants) according to the Distribution List and shall be satisfied solely and exclusively as follows without any additional recourse to the Shareholders:

(i)

First by deeming the principal amount of the Notes to be reduced in an amount equal to the required indemnification; all such offsets and reductions in principal amounts to be applied among the Notes issued or distributed to the holders of the Notes pro rata with their principal amounts;

(ii)

Second, by cancellation of any shares of common stock that were issued on conversion of the Notes, with each share to be valued for this purpose at the conversion price for which it was issued, it being understood that all shares issued on such conversions shall be legended to reflect this potential offset.

(iii)

Third, by cancellation of all outstanding Warrants, all such cancellations to be applied among the holders of the Warrants pro rata, with each Warrant to buy one share to be valued at 12-1/2% of the value for indemnification of a share of common stock as fixed under clause (ii).

(iv)

Fourth, by cancellation of any shares of common stock that were issued on exercise of the Warrants, with each share to be valued for this purpose at 12-1/2% of the value for indemnification of a share of common stock as fixed under clause (ii), it being understood that all shares issued on such exercises shall be legended to reflect this potential offset.

It is hereby clarified that all offsets and reduction of principal amounts of the Notes and/or cancellation of shares of common stock that were issued upon conversion of the Notes and/o exercise of the Warrants shall be made pro-rata among the Shareholders, based on the principal amount of each of the Notes.

(h)

Indemnification obligations of Unity Wireless and NewCo pursuant to this Section 12 above shall be made by way of payment to the shareholders of Avantry pro rata in accordance with the Distribution List.

(i)

Indemnity Procedure.

(i)

In the event a party seeks indemnification pursuant to this Section 12, the Indemnified Party shall give prompt notice to the party or parties from whom such indemnification is sought of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder.

(ii)

The Indemnifying Party shall have the right to, and shall at the request of the Indemnified Party, assume the defense of any such action or proceeding at its own expense.

(iii)

In any such action or proceeding, the Indemnified Parties collectively shall have the right to retain one counsel; but the fees and expenses of such counsel shall be the expense of the Indemnified Parties unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of all parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them.

(iv)

An Indemnifying Party shall not be liable under this Agreement for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

(v)

The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. The Indemnified Party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party under this Agreement.

(j)

Avantry Shareholders Representative.

(i)

By designation to Unity Wireless, the Shareholders may irrevocably authorize and appoint a representative (the “Shareholders Representative”) to act on behalf of Avantry and the Shareholders in connection with the implementation of this Section 12 with respect to the enforcing, settlement and/or waiver of the rights of Avantry and/or its shareholders, as the case may be. The Shareholders Representatives shall be entitled to communicate Avantry’s and/or Avantry’s shareholders claims and proposals to Unity Wireless and/or NewCo and to represent Avantry in each instance and/or procedure in connections with any claims under this Agreement after the Effective Time. No shareholder of Avantry shall be entitled to bypass the provisions of this Section 12(h) and take any individual action against Unity Wireless and/or NewCo under this Section 12.

(ii)

The Shareholders Representative shall not be liable for any act done or omitted hereunder as the Shareholders Representative while acting in good faith and in the exercise of reasonable judgment. The shareholders of Avantry represented by the Shareholders Representative’s acts shall indemnify such Shareholders Representative and hold such Shareholders Representative’s harmless against any loss, liability or expense incurred in good faith and without negligence on the part of such Shareholders Representative and arising out of or in connection with the acceptance or administration of such Shareholders Representative's duties hereunder including the reasonable fees and expenses of any legal counsel retained by such Shareholders Representative.

(iii)

A decision, act, consent or instruction of the Shareholders Representative shall constitute a decision, act consent or instruction of the shareholders of Avantry and shall be final, binding and conclusive upon such Shareholders and Unity Wireless and NewCo may rely upon any such decision, act, consent or instruction of the Shareholders Representative as being the decision, act, consent or instruction of the shareholders of Avantry.

13.

Survival of Representations, Warranties, Covenants and Obligations.

(a)

Notwithstanding any right of Unity Wireless and NewCo to fully investigate the affairs of Avantry and notwithstanding any knowledge of facts determined or determinable by Unity Wireless and NewCo pursuant to such investigation or right of investigation, Unity Wireless and NewCo has the right to rely fully upon the representations and warranties of Avantry contained in this Agreement.

(b)

Notwithstanding any right of Avantry to fully investigate the affairs of Unity Wireless and notwithstanding any knowledge of facts determined or determinable by Avantry pursuant to such investigation or right of investigation, Avantry has the right to rely fully upon the representations and warranties of Unity Wireless contained in this Agreement.

(c)

The representations, warranties, covenants and obligations of each party shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force for 12 full calendar months after the Closing Date. If any claim for indemnification hereunder that has been previously asserted by a party to this Agreement in accordance with Section 12(a) is still pending at the expiration of the applicable survival period, such claim shall continue to be subject to the indemnification provisions of this Agreement until resolved.

(d)

The indemnification provision set forth in Section 12 above is the sole remedy of either party for any breaches by the other party of representations and warranties contained in Sections 7 and 8 of this Agreement.

(e)

Avantry will at the request of Unity Wireless and/or NewCo, after the Closing, reasonably cooperate with them in the filing of tax returns, the defense of tax audits, and the prosecution and settlement of any tax litigation or other tax proceedings.

14.

Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed, if to Avantry or Unity Wireless to it at its then headquarters address, and, if to any Shareholder, to it c/o the Avantry Shareholders Representative (or at such other address as any party may specify by notice to all other parties given as aforesaid).

15.

Miscellaneous.

(a)

This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

(b)

No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(c)

This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

(d)

The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

(e)

Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(f)

This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original. This Agreement may be signed by facsimile.

(g)

This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Israel applicable to contracts made and to be performed therein.

(h)

 The parties consent to the exclusive jurisdiction of the Israel courts in any action arising out of or connected in any way with this Agreement, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

#

(i)

Unity Wireless, NewCo and Avantry shall each be responsible for their own fees and expenses (including attorneys fees) relation to the transactions set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AVANTRY LTD.

By ____________________________

UNITY WIRELESS CORPORATION

By: __________

Name: Ilan Kenig

Title: Chief Executive Officer

UNITY WIRELESS MICROWAVE SYSTEMS LTD.

By: __________

Name: Ilan Kenig

Title: Chief Executive Officer

#

Exhibit 1(b)

Principal Sum: [aggregate of $1,750,000 for all Holders]

Holder:

Holder’s Address:

Dated: [___________]

THE SECURITIES REPRESENTED BY THIS NOTE AND SECURITIES ISSUABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION IS NOT REQUIRED. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MAY NOT TRADE THIS SECURITY OR ANY SECURITY ISSUED IN RESPECT OF THIS SECURITY IN CANADA BEFORE 4 MONTHS AFTER THE DATE OF THIS AGREEMENT.

Unity Wireless corporation

CONVERTIBLE PROMISSORY NOTE

U.S. $[             ]

_______ [__], 2006

THIS PROMISSORY NOTE (this “Note”) is made as of this [__] day of ______ ___, 2006, by Unity Wireless Corporation, a corporation incorporated under the laws of Delaware (“Maker”), in favor of [_____________] or its assigns (“Holder”).

RECITALS

WHEREAS, this note and certain other similar notes issued concurrently herewith (collectively, the “Notes”) are being issued pursuant to a Merger Agreement dated _____ (the “Merger Agreement”).

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and for and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby covenant and agree as set forth below.   All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement.

FOR VALUED RECEIVED, Maker hereby promises to pay to Holder, the principal sum of [                              ] DOLLARS ($         ) or such lesser amount as may from time to time be otherwise owing from Maker to Holder under this Note.  All payments of principal shall be paid as set forth below, and each such payment shall be made in lawful money of the United States of America. In addition this Note and the shares issuable on conversion of this Note are subject to offsets as set forth in the Merger Agreement.

This Note is subject to the following terms and conditions:

1.     Payments of Principal

(a)

Repayment.  Unless otherwise repaid or converted as provided herein, the entire unpaid principal balance of this Note, shall be due and payable in full on April 15, 2007 (the “Maturity Date”).  Notwithstanding the foregoing, Holder acknowledges that Maker shall not make payment under this Note for as long as such payment is prohibited under the terms of an agreement between the Maker, Unity Wireless Microwave Systems Ltd. and Bank HaPoalim dated ______ 2006 (the “Bank Agreement”), provided, however, that: (1) the foregoing shall not be deemed to be a release to Maker on the part of the Holder in connection with such nonpayment and such nonpayment shall be considered to be a breach of this note by Maker, which shall entitle the Holder to all remedies available to it in connection with such nonpayment pursuant to this note and under applicable law; and (2) the foregoing shall only apply to the Bank Agreement as the same is in effect as of the date hereof and not to any amendment or extension to the Bank Agreement.

(b)

Optional Prepayment.  Upon the provision of at least 20 days prior written notice to the Holder (“Notice”), Maker shall be entitled, at its option, to repay all or any part of the outstanding principal amount.

(c)

Manner of Payment.  Maker shall make payment in accordance with the terms of this Note no later than 5:30 p.m. (New York City time) on the date when due, in immediately available funds.  Payment of principal shall be paid by Maker at Holder’s address set forth above, or to such other location or accounts within the United States as Holder may specify in writing to Maker from time to time, in immediately available funds or as otherwise explicitly provided for herein.

(d)

Cancellation.  After all amounts owed on this Note have been paid in full and/or all amounts due under this Note has been converted in full into common stock $.001 par value of the Maker (“Common Stock”) as provided in Section 3, this Note will be surrendered to Maker for cancellation.

2.     No Interest.  This Note accrues no interest.

3.     Conversion into Equity of Maker.

(a)

Optional Conversion. Commencing on the date of this Note and continuing thereafter until this Note is paid in full, the holder of this Note shall have the right at its sole election to convert all or a portion of the outstanding balance due hereunder into shares of Common Stock at the Conversion Price as hereinafter defined (subject to proportional adjustments for stock splits, stock dividends and the like).  Upon such conversion, Holder shall receive the same rights as all other holders of Common Stock in Maker and shall be treated for all purposes as the record holder of the shares of Common Stock issued upon such conversion. The Conversion Price is $0.25 per share, except that after the giving of a Notice under Section 1(b) the Conversion Price shall be reduced by 1/36 of one cent for each day remaining from the date of such Notice until the Maturity Date, and except also that if the Company defaults in making payment on this Note and the default continues for 60 days, then, without derogating from any remedy available to the Holder under applicable law, during the continuance of the default the Conversion Price shall be $0.225 per share. No fractional shares will be issued on conversion.

(b)

Mechanics and Effect of Conversion.  Upon conversion of this Note in full pursuant to this Section 3, Holder shall surrender this Note, duly endorsed, at the principal offices of Maker or any transfer agent for Maker.  Holder shall also execute and deliver any ancillary agreements as may be required or reasonably requested to effect the conversion of this Note.  Maker shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Shares pursuant to this Section 3.

(c)

Reservation of Shares.  Maker shall at all times reserve and keep available out of its authorized equity securities, solely for the purposes of issuance upon the conversion of this Note as herein provided, such number of Shares as shall then be issuable upon the full conversion of this Note.  Maker covenants that it shall cause all Shares which shall be so issued to be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Maker will take all such action as may be necessary to assure that all such Shares may be so issued without violation of any applicable law or regulation.

(d)

Rights Prior to Conversion.  Holder shall have no equity interest in Maker or any voting, dividend, liquidation or dissolution rights with respect to any equity securities of Maker solely by reason of this Note.  Furthermore, prior to conversion, as set forth in this Section 3, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the conversion, Holder shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to any equity securities of Maker.

4.     Events of Default.  The following are “Events of Default” hereunder:

(a)

any failure by Maker to pay principal hereunder when due that is not cured within two days after notice;

(b)

any representation or warranty made by or on behalf of Maker herein proves to have been incorrect, false or misleading in any material respect on the date of which made and is not cured within 15 days after notice;

(c)

if Maker or any subsidiary of Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Bankruptcy Code, (v) file a voluntary petition in bankruptcy or a petition for bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law and such petition or proceeding shall remain undismissed or unstayed for thirty (30) days, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(d)

if Maker breaches a material covenant or agreement under this Note, the Merger Agreement and/or the Warrant and Maker shall fail to cure such breach within ten (10) days after receipt by Maker of written notice of such failure from Holder;

(e)

any dissolution, liquidation or winding up of Maker or any substantial portion of its business or a material subsidiary.

5.     Remedies on Default.  If any Event of Default shall occur and be continuing, then the entire principal under this Note shall upon notice by Holder become immediately due and payable.

6.    Certain Waivers.  Except as otherwise expressly provided in this Note, Maker hereby waives diligence,    demand, presentment for payment, protest, dishonor, nonpayment, default and notice of any and all                 of the foregoing.

7.    Maker covenants and agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Maker after the date hereof pursuant to Securities Exchange Act of 1934 (as amended) (the “Exchange Act”). Until the end of the 24th month after the date hereof, if Maker is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Holders and make publicly available in accordance with Rule 144(c) such information as is required to satisfy the “current public information” requirement for selling stock under Rule 144.

8.     Amendments.  This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.     GOVERNING LAW; JURISDICTION.  This Note shall be governed by and construed in accordance with the law of the State of Israel applicable to contracts made and to be performed therein. The parties consent to the exclusive jurisdiction of the Israel courts in any action arising out of or connected in any way with this Note, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

10.     Notices.  All notices and communications shall be in writing and shall be as provided for in the Merger Agreement.

11.     Successors and Assigns.  This Note and the obligations and rights of Maker hereunder, shall be binding upon and inure to the benefit of Maker, the holder of this Note, and their respective successors and assigns.  This Note is assignable by Holder to any other person or entity without the consent of Maker.

 [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Maker has duly caused this Note to be signed on its behalf, in its company name and by its duly authorized officer as of the date first set forth above.

UNITY WIRELESS CORPORATION

By:

Name:
Title:

Acknowledged by:

[_________________________]

By:_______________________________

        Name:

        Title:

Exhibit 1(b)(ii)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MAY NOT TRADE THIS SECURITY OR ANY SECURITY ISSUED IN RESPECT OF THIS SECURITY WITHIN CANADA BEFORE 4 MONTHS OF THE DATE OF THIS AGREEMENT.

UNITY WIRELESS CORPORATION

WARRANT TO PURCHASE ______ COMMON STOCK OF THE COMPANY

(SUBJECT TO ADJUSTMENT)

(Void after ____, 2009)

W -

THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, _____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof  (the “Initial Exercise Date”) and on or prior to the close of business on ____, 2009_ (the “Termination Date”) but not thereafter, to subscribe for and purchase from Unity Wireless Corporation, a Delaware corporation (the “Company”), up to ____________ shares (the “Warrant Shares”) of common stock, par value $0.001 per share of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be $0.40 (the “Exercise Price”). The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Merger Agreement dated ______ between the Company and Avantry Ltd. (the “Merger Agreement”).  This Warrant and the shares issuable on exercise of this Warrant are subject to offsets as set forth in the Merger Agreement.

1.

Exercise of Warrant.

(a)

Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased.

(b)

If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.

The Company will on or before June 1, 2006 file a registration statement with the SEC that includes shares issued and issuable on exercise of this Warrant, except that, if the Company before June 1, 2006  files with the SEC a registration statement that includes shares of stock issued or issuable to any other shareholder, the Company will include the shares issued or issuable on exercise of this Warrant in this registration statement. In any event, the Company shall use its best efforts to maintain the effectiveness of the registration for the shares issued and issuable on under this Warrant until at least the Termination Date.

3.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

4.

Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.

Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

6.

Transfer, Division and Combination.

(a)

Subject to compliance with any applicable securities laws and the conditions set forth on the face of this Warrant, hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)

If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

7.

No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of New York.

9.

Adjustments to Exercise Price and Number of Warrant Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock, then Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be appropriately adjusted.

10.

Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation or other entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to any class of common stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation or other entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or other entity (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or other entity or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) and, if an entity different from the successor or acquiring corporation, the entity whose common stock or Other Property the holders of Common Stock are entitled to receive as a result of such transaction, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

11.

Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for (or facilitate electronic delivery of) the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal Trading Market upon which the Common Stock may be listed.

12.

Miscellaneous.

(a)

This Warrant and all amendments thereof shall be governed by and construed in accordance with the law of the State of Israel applicable to contracts made and to be performed therein.

(b)

 The parties consent to the exclusive jurisdiction of the Israel courts in any action arising out of or connected in any way with this Warrant, and the parties hereto further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them.

(c)

Restrictions. The Holder acknowledges that the Warrant and the Warrant Shares acquired upon the exercise of this Warrant, until registered for resale under the Securities Act, will have legends imprinted upon any stock certificates evidencing such Warrant Shares and the Company will notify its transfer agent of restrictions upon resale imposed by the applicable state and federal securities laws.

(d)

Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Merger Agreement; provided, upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(e)

Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(f)

Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ______, 2006

UNITY WIRELESS CORPORATION

By:

Name:

Title:

Acknowledged by:

_________________________

Name of Holder

By:_______________________________

        Name:

        Title:

NOTICE OF EXERCISE

To:

Unity Wireless Corporation

1.

The undersigned hereby elects to purchase ________ Warrant Shares of Unity Wireless Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

3.

Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[PURCHASER]

By:

Name:

Title:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

, whose address is:

Dated:

, 200_

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 5(c)(iii)

Draft

[date]

Unity Wireless Corporation

Gentlemen:

We have acted as counsel to Avantry Ltd., an Israeli corporation (the “Company”) and to the shareholders of the Company (the “Shareholders”) in connection with the execution and delivery of, and the consummation of the transactions contemplated by, a Merger Agreement among the Company, the Shareholders, Unity Wireless Corporation, a Delaware corporation (“Unity Wireless”), and Unity Wireless Ltd., and Israeli corporation (“Unity Israel). Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined. In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.      The Company is a corporation validly existing under the laws of the State of Israel and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2.    Shareholders who signed a separate agreement in favor of Unity Wireless dated _____ (the “Separate Instrument”) in the aggregate own not less than ___% of the authorized capital stock of the Company, and not less than ___% of the Company’s voting power.

3.    The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action.  The Agreement, has been duly and validly executed and delivered by the parties thereto other than Unity Wireless and Unity Israel, and constitute the legal, valid and binding obligation of such parties, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

4.   The execution and delivery by the Company and the Shareholders of the Agreement and the Separate Instrument, and the performance by them of their obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the [Certificate of Incorporation] of Avantry, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which Avantry or Shareholder is a party or by which it is bound of which we are aware, (iii) any law or regulation, or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Avantry or Shareholder of which we are aware.

[The Merger [Sale of Assets] is valid [etc.]

5.    To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company except for immaterial lawsuits.

Very truly yours,

Exhibit 5(d)(ii)

Draft

[date]

Avantry Ltd.

Gentlemen:

We have acted as counsel to Unity Wireless Corporation, a Delaware corporation (“Unity Wireless”), in connection with the execution and delivery of, and the consummation of the transactions contemplated by, a Merger Agreement with Avantry Ltd., an Israeli corporation (the “Company”).  Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined. In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Unity Wireless, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.      Unity Wireless is a corporation validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.    Unity Wireless has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by Unity Wireless have been duly authorized by all necessary corporate action.  The Agreement, has been duly and validly executed and delivered by Unity Wireless, and constitute the legal, valid and binding obligation of such parties, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

4.   The execution and delivery by Unity Wireless of the Agreement, and the performance by them of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of Unity Wireless, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which Unity Wireless is a party or by which it is bound of which we are aware, (iii) any law or regulation, or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Unity Wireless of which we are aware.

[The Merger [Sale of Assets] is valid [etc.]

5.    To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company except for immaterial lawsuits.

Very truly yours,

Unity Wireless Disclosure Schedule

No disclosures are necessary except for Schedules 8(f) and 8(g), which consist of the following:

Capitalization as of January 25, 2006:

Shares of common stock outstanding	90,885,396
Shares issuable on conversion of notes	12,830,000
Options outstanding	7,160,417
Warrants outstanding	12,364,180
total	123,239,993